Company Contact:	Investor Contact:
AboveNet, Inc.	Lippert/Heilshorn & Associates, Inc.
Lloyd Jarkow	Jody Burfening/Amy Gibbons
Vice President, Corporate Development	212-838-3777
914-421-6700	agibbons@lhai.com
ljarkow@above.net

AboveNet First Quarter 2009 Revenue Increased 20.5% to $85.4 Million

WHITE PLAINS, N.Y., May 11, 2009 – AboveNet, Inc. (Other OTC: ABVT), a leading provider of high-bandwidth connectivity solutions, announced results for the first quarter ended March 31, 2009.

First Quarter 2009 Highlights
•
Overall revenue increased 20.5% with domestic metro services revenue increasing 48.6% to $21.4 million from $14.4 million in the first quarter of 2008 and domestic WAN services revenue increasing 48.1% to $16.0 million from $10.8 million in the first quarter of 2008.

•	Adjusted EBITDA (defined below) nearly doubled, increasing 95.9% to $38.2 million from $19.5 million in the first quarter of 2008.
•	Adjusted EBITDA Margin (defined below) reached 44.7%.
•	Cash provided by operating activities increased to $35.8 million, compared to $25.3 million in the first quarter of 2008.
•	Cash used for capital expenditures was $21.2 million, compared to $28.2 million in the first quarter of 2008.
•	Cash and cash equivalents at March 31, 2009 were $101.3 million, compared to $87.1 million at December 31, 2008, an increase of $14.2 million.

“Our first quarter 2009 performance gave us an excellent start to the year.  We built on the momentum we gained in 2008 and we are on track for another year of solid growth in revenue and Adjusted EBITDA,” said Bill LaPerch, President and Chief Executive Officer.  “Higher revenue from our domestic lit services generated 84% of the year-over-year revenue growth, reflecting our competitive strengths in the fast-growing high-bandwidth enterprise segments of the market.  We believe that the combination of our array of Ethernet and lit services with the reach of our metro fiber networks is enabling our customers to cost effectively optimize their connectivity requirements.  In these challenging economic times, our strong balance sheet and the increasing demand for our high-bandwidth connectivity solutions have positioned us for continued growth.”

First Quarter 2009 Financial Results
Consolidated revenue for the three months ended March 31, 2009 was $85.4 million, an increase of 20.5% over the $70.9 million reported for the first quarter of 2008.  Included in consolidated revenue was contract termination revenue of $1.9 million and $0.3 million for the first quarters of 2009 and 2008, respectively.

Revenue from domestic metro services was $21.4 million for the first quarter of 2009, up 48.6% from $14.4 million for the first quarter of 2008.  Revenue from domestic fiber infrastructure services was $38.3 million, up 5.2% from $36.4 million for the first quarter of 2008.  Revenue from domestic WAN services was $16.0 million, up 48.1% from $10.8 million for the first quarter of 2008.  Revenue from foreign operations, primarily in the U.K., decreased to $6.9 million for the first quarter of 2009 from $7.8 million for the first quarter of 2008, primarily as a result of the weakening exchange rate of the British pound compared to the U.S. dollar.

Costs of revenue were $29.4 million for the first quarter of 2009, compared to $30.8 million for last year’s first quarter, an improvement of 4.5%.  The decrease in costs of revenue was primarily related to the expiration of temporarily needed capacity leased in 2008 and savings in repairs and maintenance charges for our cable and transmission equipment, partially offset by increased payroll and co-location costs.  Selling, general and administrative expenses were $20.7 million for the first quarter of 2009, compared to $24.8 million for the first quarter of 2008, which reflects a reduction of 16.5% or $4.1 million.  The decrease related primarily to a reduction in non-cash deferred stock-based compensation expense and reduced professional fees.  Depreciation and amortization decreased to $11.9 million for the first quarter of 2009 from $12.6 million for the first quarter of 2008 due primarily to the elimination of depreciation expense associated with property and equipment that became fully depreciated since March 31, 2008.

Operating income was $23.4 million for the first quarter of 2009, compared to $2.7 million for the first quarter of 2008, an increase of $20.7 million.  Net income for the first quarter of 2009 was $27.4 million, or $2.22 per diluted share, compared to $3.4 million, or $0.28 per diluted share, for the first quarter of 2008.  The first quarter of 2009 includes a tax benefit in the amount of $5.1 million (which is net of alternative minimum taxes).  This benefit was recorded based on the expected tax benefit of certain depreciable deductions in 2009 that were limited in previous years by IRS regulations.  The first quarter of 2008 included a tax provision of $0.6 million.

Adjusted EBITDA for the first quarter of 2009 was $38.2 million, compared to $19.5 million for the first quarter of 2008.  Adjusted EBITDA Margin was 44.7% for the first quarter of 2009, compared to 27.5% for the first quarter of 2008.

Cash used for capital expenditures in the first quarter of 2009 was $21.2 million, compared to $28.2 million for the first quarter of 2008.

At March 31, 2009, cash and cash equivalent balances were $101.3 million, compared to $87.1 million at December 31, 2008.  The Company's secured credit facility requires that a minimum balance of $20.0 million be maintained at all times.  At March 31, 2009, indebtedness for borrowed money totaled $36.0 million, compared to $24.0 million at March 31, 2008.

“I am pleased with our first quarter 2009 results, which were built off of our strong 2008 performance.  Our balance sheet remains strong and we increased working capital from $11.8 million at December 31, 2008 to $36.1 million at March 31, 2009,” said Joe Ciavarella, Senior Vice President and Chief Financial Officer.

Guidance
Management is providing the following outlook for full year 2009:
•	Revenue is estimated at $340 million to $350 million.
•	2009 Adjusted EBITDA Margin will not continue at the first quarter level, but is expected to increase modestly year-over-year.
•	Current plan calls for Adjusted EBITDA to exceed cash used for capital expenditures for the year.

Non-GAAP Financial Measures
“Adjusted EBITDA” is defined as net income before provision for income taxes, other income/expense, interest income/expense, gain on reversal of foreign currency translation adjustments from liquidation of subsidiaries, depreciation and amortization, and non-cash stock-based compensation.  “Adjusted EBITDA Margin” is defined as Adjusted EBITDA divided by revenue.  Adjusted EBITDA and Adjusted EBITDA Margin are not intended to replace operating income (loss), net loss, cash flow and other measures of financial performance reported in accordance with accounting principles generally accepted in the U.S.  Rather, Adjusted EBITDA and Adjusted EBITDA Margin are measures of operating performance that investors may consider in addition to such measures.  AboveNet’s management believes that adjusted or modified EBITDA and its related margin are measures of operating performance that are commonly reported and widely used by analysts, investors, and other interested parties in the telecommunications industry because they eliminate many differences in financial, capitalization and tax structures, as well as certain non-cash and non-operating charges to earnings.  AboveNet’s management currently uses Adjusted EBITDA and Adjusted EBITDA Margin for this purpose.  AboveNet’s management believes that Adjusted EBITDA and Adjusted EBITDA Margin trends can be used as indicators of whether the Company’s operations are able to produce sufficient operating cash flow to fund working capital needs, service debt obligations and fund capital expenditures.

Adjusted EBITDA is also used by the Company for other purposes, including, management’s assessment of ongoing operations and as a measure for performance-based compensation.  However, the definition of adjusted EBITDA for other purposes may differ from the definition of Adjusted EBITDA used herein.  For example, for 2009 the definition of adjusted EBITDA in the Company’s incentive cash bonus plan excludes certain customer contract termination revenue.  Additionally, Adjusted EBITDA as used in this press release may not be calculated identically to similarly titled measures reported by other companies.

Conference Call
AboveNet will hold a conference to report first quarter 2009 results tomorrow, May 12, 2009, at 10:00 a.m. ET.  The dial-in number for the conference call is (877) 866-5534, passcode 98195108.  The call is also being webcast, and there will be an accompanying slide presentation, which can be accessed at http://investors.above.net.  For those who cannot listen to the live broadcast, a replay of the call will be available from 1:00 p.m. ET on May 12 until 11:59 p.m. ET on May 19.  To listen to the telephone replay in the U.S., please dial (800) 642-1687 and for international callers, please dial (706) 645-9291.  The webcast and the slide presentation will also be archived in the investor relations section of AboveNet’s website, under “Events and Presentations,” for 90 days.

About AboveNet, Inc.
AboveNet, Inc. provides high-bandwidth connectivity solutions for enterprise customers and carriers.  Its private optical network delivers key network and IP services in and among 15 major U.S. metro markets and London. AboveNet's network is widely used in demanding markets such as financial services, media, health care, retail and government.

Forward-Looking Statements
Statements made in this press release that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.  We cannot assure you that the future results expressed or implied by the forward-looking statements will be achieved.  Such statements are based on the current expectations and beliefs of the management of AboveNet, Inc. and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.  These risks and uncertainties include, but are not limited to, the Company's financial and operating prospects, current economic trends and recessionary pressures, future opportunities, the Company's exposure to the financial services industry, and strength of competition and pricing.  The Company's business could be materially adversely affected and the trading price of the Company's common stock could decline if these risks and uncertainties develop into actual events.  The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates.  The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.  A more detailed discussion of factors that may affect the Company's business or future financial results, is included in the Company's SEC filings, including, but not limited to, those described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Quarterly Report on Form 10-Q for the quarter ending March 31, 2009.  We discuss certain non-GAAP financial measures in this press release and provide the GAAP financial measures that correspond to such non-GAAP measures, as well as the reconciliation between the two.

ABOVENET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share information)

	March 31, 2009	December 31, 2008
	(Unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$101.3	$87.1
Restricted cash and cash equivalents	3.5	3.5
Accounts receivable, net of allowances of $1.3 each at March 31, 2009 and December 31, 2008	19.8	20.9
Prepaid costs and other current assets	12.2	9.8
Total current assets	136.8	121.3

Property and equipment, net of accumulated depreciation and amortization of $210.9 and $207.4 at March 31, 2009 and December 31, 2008, respectively	411.6	398.4
Other assets	5.9	5.9
Total assets	$554.3	$525.6

LIABILITIES:
Current liabilities:
Accounts payable	$8.7	$13.9
Accrued expenses	59.0	65.9
Deferred revenue—current portion	28.7	26.5
Note payable - current	4.3	3.2
Total current liabilities	100.7	109.5

Note payable	31.7	32.8
Deferred revenue	96.8	88.5
Other long-term liabilities	10.1	10.5
Total liabilities	239.3	241.3

Commitments and contingencies

SHAREHOLDERS’ EQUITY:
Preferred stock, 9,500,000 shares authorized, $0.01 par value, none issued or outstanding	—	—
Junior preferred stock, 500,000 shares authorized, $0.01 par value, none issued or outstanding	—	—
Common stock, 30,000,000 shares authorized, $0.01 par value, 11,621,437 issued and 11,365,305 outstanding as of March 31, 2009, and 11,609,737 issued and 11,358,301 outstanding as of December 31, 2008	0.1	0.1
Additional paid-in capital	282.9	280.0
Treasury stock at cost, 256,132 and 251,436 shares at March 31, 2009 and December 31, 2008, respectively	(16.4)	(16.3)
Accumulated other comprehensive loss	(8.8)	(9.3)
Retained earnings	57.2	29.8
Total shareholders’ equity	315.0	284.3
Total liabilities and shareholders’ equity	$554.3	$525.6

ABOVENET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share and per share information)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
Revenue	$85.4	$70.9

Costs of revenue (excluding depreciation and amortization, shown separately below)	29.4	30.8
Selling, general and administrative expenses	20.7	24.8
Depreciation and amortization	11.9	12.6

Operating income	23.4	2.7

Other income (expense):
Interest income	0.2	0.5
Interest expense	(1.2)	(0.7)
Other (expense) income, net	(0.1)	1.5

Income before income taxes	22.3	4.0

(Benefit from) provision for income taxes	(5.1)	0.6

Net income	$27.4	$3.4

Income per share, basic:
Basic income per share	$2.39	$0.32

Weighted average number of common shares	11,461,142	10,722,975

Income per share, diluted:
Diluted income per share	$2.22	$0.28

Weighted average number of common shares	12,306,856	12,238,498

ABOVENET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
Cash flows provided by (used in) operating activities:
Net income	$27.4	$3.4
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	11.9	12.6
Provision for bad debts	0.1	0.2
Non-cash stock-based compensation expense	2.9	4.2
Loss (gain) on sale or disposition of property and equipment, net	0.2	(1.4)
Changes in operating working capital:
Accounts receivable	0.9	(3.2)
Prepaid costs and other current assets	(2.4)	2.7
Accounts payable	(5.2)	2.7
Accrued expenses	(10.6)	(3.2)
Other assets	—	(0.1)
Deferred revenue and other long-term liabilities	10.6	7.4
Net cash provided by operating activities	35.8	25.3
Cash flows provided by (used in) investing activities:
Proceeds from sales of property and equipment	—	1.6
Purchases of property and equipment	(21.2)	(28.2)
Net cash used in investing activities	(21.2)	(26.6)
Cash flows provided by (used in) financing activities:
Proceeds from note payable, net of financing costs	—	22.3
Change in restricted cash and cash equivalents	—	(0.3)
Principal payment - capital lease obligation	(0.2)	(0.2)
Purchase of treasury stock	(0.1)	(0.1)
Net cash (used in) provided by financing activities	(0.3)	21.7
Effect of exchange rates on cash	(0.1)	—
Net increase in cash and cash equivalents	14.2	20.4
Cash and cash equivalents, beginning of period	87.1	45.8
Cash and cash equivalents, end of period	$101.3	$66.2

Supplemental cash flow information:
Cash paid for interest	$0.7	$0.2
Cash paid for income taxes	$2.0	$0.7

 ABOVENET, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Reconciliation of Net Income to Adjusted EBITDA
(dollars in millions)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
NET INCOME	$27.4	$3.4
(Benefit from) provision for income taxes	(5.1)	0.6
Interest income	(0.2)	(0.5)
Interest expense	1.2	0.7
Other expense (income), net	0.1	(1.5)
OPERATING INCOME	23.4	2.7

Depreciation and amortization	11.9	12.6
Non-cash stock-based compensation	2.9	4.2
Adjusted EBITDA	$38.2	$19.5

Calculation of Adjusted EBITDA Margins

Adjusted EBITDA	$38.2	$19.5
Revenue	$85.4	$70.9
Adjusted EBITDA Margin	44.7%	27.5%